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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

        We consent to the incorporation by reference in the following registration statements of our report dated July 23, 2002 with respect to the consolidated financial statements and financial statement schedule of USA Interactive, as amended, included in this Form 10-K/A for the year ended December 31, 2001, filed with the Securities and Exchange Commission:

Commission File No.
Form S-8, No. 333-03717
Form S-8, No. 333-18763
Form S-8, No. 333-34146
Form S-8, No. 333-37284
Form S-8, No. 333-37286
Form S-8, No. 333-48863
Form S-8, No. 333-48869
Form S-8, No. 333-57667
Form S-8, No. 333-57669
Form S-8, No. 333-65335
Form S-8, No. 333-53909
Form S-3, No. 333-81576
Form S-4, No. 333-68120
Form S-3, No. 333-88850
Form S-3, No. 333-90448

New York, New York
July 23, 2002

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EXHIBIT 23.1 CONSENT OF ERNST & YOUNG LLP